SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)            April 28, 1995
                                                --------------------------------


                 AMALGAMATED AUTOMOTIVE INDUSTRIES, INC.
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   PENNSYLVANIA                     1-6886 & 2-37589      23-1716951
   ------------                     ----------------      ----------
  (State or other jurisdictional    (Commission File     (IRS Employer
  of incorporation or organization)  Number)              Identification Number)



   POST OFFICE BOX 2441
   1731 SOUTH 19TH STREET, HARRISBURG, PENNSYLVANIA                 17104
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   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code               717/939-7893
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                                NO CHANGE
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      (Former name or former address, if changed since last report)

Item 5.   Other Events

     The Registrant maintains a line of credit with Provident Bank of Maryland ("Provident") which allows it to borrow up to $2,000,000. As of April 28, 1995, the Registrant had utilized the credit to the extent of $1,877,000.
The line of credit is collateralized by accounts receivable, inventory, equipment, and working fund accounts maintained at the bank. The agreement provides, among other things, for maintenance of working capital above $750,000 and tangible net worth above $500,000, the meeting of certain performance ratios and cash flows (as defined in the agreement).

     In the Management's Discussion and Analysis Section of its Annual Report on Form 10-KSB, the Registrant reported that although it was in default of certain ratio and cash flow requirements under its line of credit agreement with Provident, the bank had agreed to waive its rights and remedies allowed per the loan agreement as of October 31, 1994, but as a condition for the waiver, the loan interest rate under the loan agreement had been increased from 2% to 4% per annum above the bank's prime rate effective January 9, 1995.

     By letter received April 28, 1995, Provident has advised that it continues to review with concern the Registrant's performance, that there continues to be uncured covenant violations, and that it is the bank's intent for the Registrant to repay or replace Provident's credit facilities to the Registrant by no later than June 1, 1995.

     During the fourth quarter of Calendar 1994, the Registrant engaged a firm to provide consulting services to include such matters as the structuring of financing alternatives, preparation of financial and marketing presentations and making inquiries within the industry regarding interest in the possible acquisition of the Company's stock or assets. Management with the assistance of the consulting firm is in the process of seeking alternative financing arrangements to replace Provident's credit facilities at the earliest opportunity, but is uncertain whether this can be accomplished by June 1, 1995.

     In addition, the Registrant has received some expressions of interest in the possible purchase of the Registrant's shares or a substantial portion of its assets and has commenced discussions of a preliminary nature with firms expressing an interest. Shareholders have been advised that management will consider legitimate proposals and, if they merit it, make a recommendation regarding same to shareholders. It is not possible at this time to determine whether anything more may develop in connection with the expressions of possible interest.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMALGAMATED AUTOMOTIVE INDUSTRIES, INC.
                         ---------------------------------------
                                        (Registrant)


Date        May 8, 1995                /s/ Kurt J. Myers
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                                      Kurt J. Myers
                                      President and Chief Executive Officer